Exhibit 4.4




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                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 8th day of March, 1996 by and between IMATRON INC., a New Jersey corporation (the "Company") and GARY POST (the "Investor").

                                R E C I T A L S:

     WHEREAS, the Investor has performed certain investment banking services for the Company and has earned and been paid fees in connection with such services; and

     WHEREAS, the Company has agreed to permit the Investor to exchange such fees for ("Units"), each unit consisting of one share of its Common Stock (the "Common Stock") and five common stock purchase warrants to purchase shares of Common Stock at $1.71 per share (the "Warrants"). The Warrant and the Shares are hereafter collectively referred to as the "Securities";

     WHEREAS, the Purchaser desires to purchase and the Company desires to sell the Units on the terms and conditions set forth herein.

     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

     1. Purchase and Sale of Units. The Company agrees to sell to the Purchaser and upon the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Purchaser agrees to purchase 43,860 Units ("Units") at $1.71 per Unit or an Aggregate Purchase Price of $75,000.

     2. Closing.  The closing of the purchase and sale of the Units  pursuant to
Section 1 hereof shall take place on such date as may be agreed upon by the parties (the "Closing Date") at a time and place to be agreed upon by the parties. The certificates representing the Units to be purchased by the Purchaser shall be delivered by, or on behalf of, the Company and the Purchaser shall deliver payment of the Aggregate Purchase Price therefor in immediately available funds to the Company's account by wire transfer or by check.

     3. Investor Representations. Investor hereby represents and warrants to the Company as follows:

          (a) The  Investor  understands  that:  (a) The  offer  and sale of the
Securities by the Company to Investor has not been registered under the Securities Act of 1933 (the "Securities Act"), in reliance on an exemption from such registration available under the Securities Act and rules adopted thereunder; (b) The Investor must hold the Warrant indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless an exemption from such registration and qualification is available.

          (b) The Investor is acquiring the Securities for his or her own account, for investment, and not with a view to any sale or distribution of any interest therein.

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          (c) The Investor has such  knowledge  and  experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Investor is able to bear the economic risks of such an investment.

          (d) All statements made, and information furnished, by the Investor in this certificate and all other information furnished by the Investor to the Company, are true and complete, to the best of the Investor's knowledge.

     4. Restrictions on Transfer. The Investor agrees that:

          (a) The Investor will not attempt to transfer the Securities in violation of the restrictions set forth in this Agreement.

          (b) The Company may note such restrictions on transfer in its records and refuse to recognize any transfer which violates this agreement or for which the Company has not received an acceptable opinion of counsel stating that such transfer will not violate such restrictions.

          (c) One or more legends indicating a lack of registration under the Securities Act and a lack of qualification under state securities laws will be imprinted on the Securities. One such legend shall read substantially as follows:

         THE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A REGISTRATION UNDER SAID ACT OR (ii) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO IT.

     5. Binding on Successors; Indemnification. The Investor agrees that the above representations and warranties are binding on the Investor's successors and assigns and are made for the benefit of the Company and any other persons who may become liable for violations of federal or state securities laws as a result of the falsity of any of the Investor's representations or warranties. The Investor agrees to indemnify, defend, and hold harmless such persons from any liability arising from the falsity of any of the Investor's representations or warranties or from the breach of any covenant of Investor contained herein.

     6. Registration Rights. The Company hereby grants to Investor the following registration rights with respect to the Shares:

          (a) Definitions.

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933 (the "Securities Act").

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, and the

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declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses incurred by the Company in compliance with the provisions of Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Shares and Warrant Shares and all fees and disbursements of counsel to Investor.

          "Shares" means the shares of the Company's common stock exercisable upon exercise of the Warrants.

          "Investor" means the person set forth above and any permitted assignee.

          (b) Company Registration.

               i) Notice of Registration. If, at any time after June 30, 1996, the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

                    a) promptly give to Investor written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                    b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares and Warrant Shares specified in a written request or requests, made by Investor within fifteen (15) days after receipt of the written notice from the Company described in this clause (i), except as set forth in Section 5(b)(ii) below.

               ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting: the Company shall so advise Investor as part of the written notice given pursuant to
Section 5(b) hereof. In such event, the right of Investor to registration pursuant to this Section 5 shall be conditioned upon Investor's participation in such underwriting and the inclusion of Investor's Shares and Warrant Shares in the underwriting to the extent provided herein. Investor shall (together with the Company, its directors and officers, and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

     Notwithstanding any other provision of this Section 5, if the underwriter determines that

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marketing   factors  require  a  limitation  on  the  number  of  shares  to  be
underwritten,   the   underwriter  may  exclude  from  such   registration   and
underwriting some or all of the Shares and Warrant Shares which would otherwise be underwritten pursuant hereto. Any securities so excluded shall be apportioned pro rata among Investor and any other shareholders distributing their securities through such underwriting according to the total amount of securities otherwise entitled to be included therein owned by such shareholders or in such other proportions as shall mutually be agreed upon.

     If Investor disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Shares and Warrant Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to this Section 5. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

               iii) Registration Procedures. In the case of registration effected by the Company pursuant to this Agreement, the Company will keep Investor advised in writing as to the initiation of registration and as to the completion thereof. At its expense, the Company will:

                    a) keep such registration effective for a period of one hundred twenty (120) days or until Investor has completed the distribution described in the registration statement relating thereto, whichever first occurs;

                    b) furnish such number of prospectuses and other documents incident thereto as Investor from time to time may reasonably request; and

                    c) use its best efforts to register or qualify the Shares and Warrant Shares under the securities or blue sky laws of such jurisdictions as Investor may request; provided, however, that the Company shall not be obligated to register or qualify such Shares and Warrant Shares in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

               iv) Indemnification.

                    a) The Company, with respect to registration, qualification, and compliance effected pursuant to this Agreement, will indemnify and hold harmless Investor, each of its officers and directors, and each party controlling Investor, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in

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connection with any such registration,  qualification,  or compliance,  and will reimburse Investor, its officers and directors, and any party controlling Investor, such underwriter and party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by Investor or such underwriter, as the case may be, and stated to be specifically for use therein.

                    b) Investor will, if Shares and Warrant Shares held by it are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, and each underwriter, if any, of the Company's securities covered by such a registration statement, and each party who controls the Company or such underwriter, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, its officers and directors, and the underwriters or control persons, if any, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document solely in reliance upon and in conformity with written information furnished to the Company by Investor and stated to be specifically for use therein; provided, however, that the obligations of Investor hereunder shall be limited to an amount equal to the proceeds to Investor of securities sold as contemplated herein.

                    c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 5. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.


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                    v)  Information  by Investor.  Investor shall furnish to the
Company such information regarding Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Agreement.

                    vi) Transfer of Registration Rights. The rights set forth in this Agreement may be transferred in any transfer of the Shares, provided that the Company is given written notice of such transfer, and provided further, that the rights set forth in this Agreement may only be transferred to a single transferee.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     9.  Counterparts.   This  Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned purchasers of securities and the Company have executed this Agreement as of the day and year first above written.

                                    COMPANY:

                                       IMATRON INC.

                                       By:___________________________
                                               President

                                    INVESTOR:


                                       ______________________________
                                                GARY POST


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                              IMATRON INC. FORM S-3

                             Schedule to Exhibit 4.4
                    Pursuant to Instruction No. 2 to Item 601
                                of Regulation S-K

         The form of Stock Purchase Agreement filed as Exhibit 4.4 to this Registration Statement is substantially identical in all material respects to the Stock Purchase Agreement is issued by the Company to Ambient Capital Group, Inc. dated March 8, 1996 and to Sitrick and Company Inc. on August 12, 1996. The Schedule sets forth the material details of such agreements which differ from the form of exhibit filed herewith.

Name of Warrantholder                       Number of Common Shares Exercisable
- ---------------------                       -----------------------------------

Ambient Capital Group, Inc.                                87,720
Sitrick and Company Inc.                                   55,309




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